ARTICLES OF RESTATEMENT

                                       OF

                         THE ARTICLES OF INCORPORATION

                                       OF

                             TEMPLETON FUNDS, INC.


                           Under Section 2-608 of the
                      General Corporation Law of Maryland



             THE UNDERSIGNED, Daniel Calabria, being the Vice President of TEMPLETON FUNDS, INC. (hereinafter, the "Corporation"), hereby certifies:

             FIRST: That the Amended Articles of Incorporation of the Corporation were filed with the State Department of Assessments and Taxation on October 5, 1977.

             SECOND:  That this restatement of the Corporation's
Articles of Incorporation has been approved by a majority of the Board of Directors.

             THIRD: That the provisions set forth in the articles of restatement are all the provisions of the charter currently in effect and the charter is not amended by the articles of restatement.



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             FOURTH:  That the current principal office of the
Corporation is 700 Central Avenue, St. Petersburg, Florida
33733.

             FIFTH: That the current directors of the Corporation are as follows:
                                       John M. Templeton
                                       John M. Templeton, Jr.
                                       John Wm. Galbraith
                                       Hasso-G von Diergardt-Naglo
                                       Harry G. Kuch
                                       F. Bruce Clarke
                                       William F. James
                                       Betty P. Krahmer
                                       LeRoy C. Paslay

             The Articles of Incorporation of the Corporation are hereby restated as follows:

             FIRST: The undersigned, JOHN L. GOLDSTONE, whose post office address is 488 Madison Avenue, New York, New York 10022, being of full legal age, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, is acting as sole incorporator with the intention of forming a corporation.

             SECOND:  The name of the Corporation is TEMPLETON FUNDS, INC.




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             THIRD:  The purposes for which the Corporation is formed
are as follows:
             (1) To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase or otherwise acquire, hold for investment or otherwise write, sell, assign, negotiate, transfer, exchange or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall for the purposes of these Articles of Incorporation, without limitation of the generality thereof, be deemed to include any stocks, shares, bonds, debentures, notes, certificates of deposit issued by banks, mortgages or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein or in any property or assets created or issued by any issuer (which term "issuer" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combina-tions, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the



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preservation, protection, improvement and enhancement in value of any and all such securities.
             (2) To acquire all or any part of the goodwill, rights, property and business of any person, firm, association or corporation heretofore or hereafter engaged in any business similar to any business which the Corporation has the power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired, and to assume in connection therewith any liabilities of any such person, firm, association or corporation.
             (3) To apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may seem capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same.
             (4) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including without limitation thereto, securities) now or hereafter permitted by the laws of Maryland and these Articles of Incorporation, as its Board of Directors may determine.
             (5) To purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its



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capital stock in any manner and to the extent now or hereafter  permitted by the laws of said State and by these Articles of Incorporation.
             (6) To conduct its business in all its branches at one or more offices in Maryland and elsewhere in any part of the world, without restriction or limit as to extent.
             (7) The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.
             (8) To do any and all such further acts and things and to exercise any and all such further powers as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.

             The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of these Articles of Incorporation, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or



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restrict in any manner the meaning of general terms or the general powers of the
Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State; nor shall it carry on any business, or exercise any powers, in any other state, territory, district or country except to the extent that the same may lawfully be carried on or exercised under the laws thereof.

       FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation is The Corporation Trust Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

             FIFTH:
             (1) The total number of shares of stock which the Corporation shall have the authority to issue is FOUR HUNDRED MILLION (400,000,000) Common Shares of the par value of ONE



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DOLLAR  ($1.00)  each and of the  aggregate  par value of FOUR  HUNDRED  MILLION
DOLLARS ($400,000,000) (of which 40,000,000 Shares have been classified as Foreign Fund Shares, with the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Foreign Fund Shares as set forth in Articles Supplementary previously filed). The Board of Directors may classify or reclassify any unissued stock from time to time.
             (2) At all meetings of stockholders, each stockholder of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the date fixed in accordance with the Bylaws for determination of stockholders entitled to vote at such meeting, irrespective of the class thereof; provided, however, that to the extent class voting is required under the Investment Company Act of 1940, as amended, or Maryland law as to any matter submitted to a vote of the stockholders at any such meeting, those requirements shall apply. Any fractional share shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends and distributions.
             (3) Each holder of the capital stock of the Corporation upon proper written request (including signature guarantees if required by the Board of Directors) to the Corporation accompanied, when stock certificates representing such shares are outstanding, by surrender of the appropriate stock certificate or



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certificates  in proper form for  transfer,  or, such other form as the Board of
Directors may provide, shall be entitled to require the Corporation to redeem all or any part of the Shares of capital stock standing in the name of such holder on the books of the Corporation, at the net asset value of such shares, less any redemption fee fixed by the Board of Directors and payable to the Corporation not exceeding 1% of the net asset value of the shares redeemed. Any such redemption fee may be applied in such cases as may be determined by the Board. The method of computing such net asset value, the time as of which such net asset value shall be computed and the time within which the Corporation shall make payment thereof, shall be determined as hereinafter provided in
Article  SEVENTH  of  these  Articles  of  Incorporation.   Notwithstanding  the
foregoing, the Board of Directors of the Corporation may suspend the right of the holders of the capital stock of the Corporation to require the Corporation to redeem shares of such capital stock when permitted or required to do so by the 1940 Act (which term the "1940 Act" shall for the purposes of these Articles of Incorporation mean the Investment Company Act of 1940 as from time to time amended and any rule, regulation or order thereunder).
             (4) All shares of the capital stock of the Corporation now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder, in the sense used in the General Laws of the State of Maryland authorizing the



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formation  of  corporations,  at the  redemption  price  for  any  such  shares, determined in the manner set out in these Articles of Incorporation or in any amendment thereto. In the absence of any specification as to the purposes for which shares of the capital stock of the Corporation are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed to be acquired for retirement in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the capital stock of the Corporation shall not be reduced by the number of any shares redeemed or repurchased by it.
             (5) Notwithstanding any provision of law requiring any action to be taken or authorized by the affirmative vote of the holders of a majority, or other designated proportion of the shares, or to be otherwise taken or authorized by a vote of the stockholders, such action shall be effective and valid if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon pursuant to the provisions of these Articles of Incorporation.
             (6) No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation of any class or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the



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Corporation  acquired by it after the issue thereof,  or other-wise)  other than such right, if any, as the Board of Directors, in its discretion, may determine.
             (7) All persons who shall  acquire stock in the  Corporation  shall acquire the same subject to the provisions of these Articles of Incorporation.
             (8) The  Board of  Directors  of the  Corporation,  subject  to any applicable provisions of the 1940 Act is authorized to classify or to reclassify, from time to time any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preference, conversion or rights, voting powers, restrictions or limitations as to dividends and qualifications or terms and conditions of or rights to require
redemption   of  the   stock   and   pursuant   to   such   classification,   or
reclassification, to increase or decrease the number of authorized shares of any class, but the number of shares of any class shall not be reduced by the Board of Directors below the number of shares outstanding.
             Without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the stock of the Corporation, and with respect to each class that hereafter may be created, shall be in such amount as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary from class to class to such extent and for such purposes as the Board



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of Directors may deem appropriate, including, but not limited to, the purpose of complying with requirements of regulatory or legislative authorities.

             SIXTH: The number of Directors of the Corporation shall initially be three and the names of those who shall act as such until the first annual meeting or until their successors are duly chosen and qualified are as follows:

                                       John M. Templeton
                                       John L. Goldstone
                                       Glenn M. Feit


             However, the By-laws of the Corporation may fix the number of Directors at a number greater than that named in these Articles of Incorporation and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of Directors fixed by these Articles of Incorporation or in the By-laws, within the limits specified in the By-laws, provided that in no case shall the number of Directors be less than three, and to fill the vacancies created by any such increase in the number of Directors. Unless otherwise provided by the By-laws of the Corporation, the Directors of the Corporation need not be stock-holders therein.




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             SEVENTH:   The following provisions are hereby
adopted for the purpose of defining, limiting and regulating the powers of the Corporation and the Directors and stockholders.
             (1) The By-laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes, but no class shall be elected for a period shorter than that from the time of the election following the division into classes until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a period longer than five years, and the term of office of at least one class shall expire each year. Notwithstanding the foregoing, no such division into classes shall be made prior to the first annual meeting of stockholders of the Corporation.
             (2) The holders of shares of the capital stock of the Corporation shall have only such right to inspect the records, documents, accounts and books of the Corporation as are provided by Maryland law, subject to reasonable regulations of the Board of Directors, not contrary to Maryland law, as to whether and to what extent, and at what times and places, and under what conditions and regulations, such rights shall be exercised.
             (3) Any Director, or any officer elected or appointed by the Board of Directors or by any committee of said Board or by the stockholders or otherwise, may be removed at any time, with



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or without cause, in such lawful manner as may be provided in the
By-laws of the Corporation.
             (4) If the By-laws so provide, the Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and, subject to the provisions of the laws of Maryland, to keep the books of the Corporation outside of said State at such places as may from time to time be designated by them.
             (5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of Maryland, of these Articles of Incorporation and of the By-laws of the Corporation.
             (6) Shares of stock in other corporations shall be voted in person or by proxy by the President or a Vice-President, or such officer or officers of the Corporation as the Board of Directors shall designate for the purpose, or by a proxy or proxies thereunto duly authorized by the Board of Directors, except as otherwise ordered by vote of the holders of a majority of the shares of the capital stock of the Corporation outstanding and entitled to vote in respect thereto.
             (7)      (a)     Subject to the provisions of the 1940 Act, any
             director, officer or employee individually, or any



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             partnership  of which any  director,  officer or employee  may be a member, or any corporation or association of which any director, officer or employee may be an officer, director, trustee, employee or stockholder, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and in the absence of fraud no contract or other transaction shall be thereby affected or invalidated; provided that in case a director, or a partnership, corporation or association of which a director is a member, officer, director, trustee, employee or stockholder is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any Director of the Corporation who is so interested,
             or  who  is  also  a  director,   officer,   trustee,  employee  or
             stockholder of such other corporation or association or a member of such partnership which is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat on any such contract or transaction, with like force and effect as if he were not such director, officer, trustee, employee or stockholder of such other corporation or association or not so interested or a member of a partnership so interested.



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                      (b) Specifically, but without limitation of the foregoing, the Corporation may enter into a management or supervisory contract and other contracts with, and may otherwise do business with Templeton Investment Counsel Limited, a United Kingdom corporation,
             or  any  of  its  parent,   subsidiary  or  affiliated   companies,
             notwithstanding that the Board of Directors of the Corporation may be composed in part of directors, officers, partners or employees of any of said companies, and officers of the Corporation may have been or may be or become directors, officers, partners or employees of any of said companies, and in the absence of fraud the Corporation and said companies may deal freely with each other, and neither such management or supervisory contract nor any other contract or transaction between the Corporation and any of said companies shall be invalidated or in any way affected thereby, nor shall any Director or officer of the Corporation be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it or him under or by reason of any such contract or transaction, provided that nothing herein shall protect any director or officer of the Corporation against any liability to the Corporation or to its security holders to
             which  he  would   otherwise   be  subject  by  reason  of  willful
             misfeasance, bad faith, gross



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             negligence or reckless disregard of the duties involved in the conduct of his office.
             (8) The computation of the net asset value of each share of capital stock referred to in these Articles of Incorporation shall be determined as required by the 1940 Act and except as so required, shall be computed in accordance with the following rules:
                      (a) The net asset value of each share of capital  stock of the Corporation duly surrendered to the Corporation for redemption pursuant to the provisions of paragraph (3) of Article FIFTH of these Articles of Incorporation shall be determined as of the close of business on the New York Stock Exchange next succeeding the time when such capital stock is so surrendered.
                      (b) The net asset value of each share of the capital stock of the Corporation for the purpose of the issue of such capital stock shall be determined as of the close of business on the New York Stock Exchange next succeeding the receipt of an order to purchase such share.
                      (c) Unless and until otherwise  determined by the Board of
             Directors, the net asset value of the shares shall be computed as of the close of trading on each day the New York Stock Exchange is open for trading, by dividing the value of the Corporation's securities plus any cash and other assets (including accrued dividends and



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             interest) less all liabilities  (including accrued expenses) by the number of shares outstanding, the result being adjusted to the nearest whole cent. A security listed or traded on the New York Stock Exchange, Toronto Stock Exchange, Tokyo or any other domestic or foreign stock exchange which the Board of Directors may from time to time approve for that purpose shall be valued at its last sale price on that Exchange prior to the time when assets are valued. If no sale is reported at that time, the previous last sale shall be taken if it is between the current bid and asked prices. If it is higher than the current asked price, the current asked price shall be used, or if it is lower than the current bid price, the current bid price shall be used. All other securities for which over-the-counter market quotations are readily available shall be valued at the mean between the last current bid and asked price. Securities for which market quotations are not readily available and other assets shall be valued at fair value as determined in good faith by the Board of Directors.
                      (d) In addition to the  foregoing,  the Board of Directors is empowered, in its absolute discretion, to establish other bases or times, or both, for determining the net asset value of each share of stock of the Corporation in accordance with the 1940 Act and to



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             authorize  the  voluntary  purchase  by  the  Corporation,   either
             directly  or  through an agent,  of shares of capital  stock of the
             Corporation   upon  such   terms  and   conditions   and  for  such
             consideration as the Board of Directors shall deem advisable in accordance with the 1940 Act.
                      (e) Except as otherwise permitted by the 1940 Act, payment of the net asset value of shares of capital stock of the Corporation properly surrendered to it for redemption (less any redemption fee) shall be made by the Corporation within seven days after tender of such stock to the Corporation for such redemption plus any period of time during which the right of the holders of the shares of capital stock of the Corporation to redeem such capital stock has been suspended. Any such payment may be made in portfolio securities of the Corporation and/or cash, as the Board of Directors shall deem, advisable, and no shareholder shall have a right other than as determined by the Board of Directors, to have his shares redeemed in kind.
                      (f) The  Board of  Directors  is  empowered  to cause  the redemption of the shares held in any account if the aggregate net asset value of such shares (taken at cost or value, as determined by the Board) is less than $500, or such lesser amount as the Board may fix, upon such notice to the shareholders in question, with such permission to



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             increase the  investment  in question and upon such other terms and conditions as may be fixed by the Board of Directors in accordance with the 1940 Act.
                      (g)  In  the   event   that  any   person   advances   the
             organizational expenses of the Corporation, such advances shall become an obligation of the Corporation, subject to such terms and conditions as may be fixed by, and on a date fixed by, or determined in accordance with criteria fixed by the Board of Directors, to be amortized over a period or periods to be fixed by the Board.
                      (h) Whenever any action is taken under this  paragraph (8)
             of this Article SEVENTH of these Articles of Incorporation under any authorization to take action which is permitted by the 1940 Act, such action shall be deemed to have been properly taken if such action is in accordance with the construction of the 1940 Act then in effect as expressed in "no action" letters of the staff of the Securities and Exchange Commission or any release, rule, regulation or order under the 1940 Act or any decision of a court of competent jurisdiction notwithstanding that any of the foregoing shall later be found to be invalid or otherwise reversed or modified by any of the foregoing.
                      (i) Any action which may be taken by the Board of Directors of the Corporation under this paragraph (8) of



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             this  Article  SEVENTH of these  Articles of  Incorporation  may be taken by the description thereof in the then effective prospectus relating to the Corporation's shares under the Securities Act of 1933 rather than by formal resolution of the Board.
                      (j) Whenever under this paragraph (8) of this Article SEVENTH of these Articles of Incorporation the Board of Directors of the Corporation is permitted or required to place a value on assets of the Corporation, such action may be delegated by the Board and/or determined in accordance with a formula determined by the Board, to the extent permitted by the 1940 Act.

             EIGHTH:
             (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or other agent of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith as determined by indep-endent legal counsel and in a manner he reasonably believed to be



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



in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
             (2) For purposes of paragraph (1) of this Article EIGHTH, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that any person did not act in good faith as determined by independent legal counsel and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
             (3) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or other agent of the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith as determined by independent legal counsel and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation.

             (4) No person shall be indemnified under paragraph (3) of this Article EIGHTH in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of law in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which said court shall deem proper, provided such director, officer or other agent is not found to be grossly negligent in the performance of his duty to the Corporation and/or adjudged to be liable by reason of his willful misconduct.
             (5) Any indemnification under paragraphs (1) or (3) of this Article EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or other agent is proper in the circumstances because such determination is based upon an opinion of independent legal counsel.
             (6) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors provided that (i) such advances shall be limited to amounts used or to be used for the preparation and/or presentation of a defense to the action, suit or proceeding (including costs connected with preparation of a settlement); (ii) any advances must be accompanied by a written promise by, or on behalf of, the person in question to repay that amount of the advance which exceeds the amount which it is ultimately determined that he is entitled to receive from the Corporation by reason of indemnification; (iii) such promise shall be secured by a surety bond or other suitable insurance; and (iv) such surety bond or other insurance shall be paid for by the person in question.
             (7) The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those who are required to be, or who may be, indemnified hereunder might be entitled under any other provision hereof, agreement, vote of shareholders or vote of disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or other agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.
             (8) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or other agent of the Corporation against any liability asserted against him and incurred by him in any such capacity arising out of his status as such. However, in no event will the Corporation purchase insurance to indemnify any such person for any act for which the Corporation itself is not permitted to indemnify him.
             (9) Nothing herein contained shall protect or purport to protect any director, officer or other agent of the Corporation against any liability to the Corporation or to its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

             NINTH:   The duration of the Corporation shall be
perpetual.

             TENTH: From time to time, any of the provisions of these Articles of Incorporation may be amended, altered or repealed, upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might, under the laws of the State of Maryland at the time in force, be lawfully contained in these Articles of Incorporation may be added or inserted upon the vote of the holders of a majority of the shares of capital stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the provisions of this Article TENTH.

             ELEVENTH: No Director or officer shall have any personal liability to the Corporation or its stockholders for monetary damages except:
             (1) To the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services, for the amount of the benefit or profit in money, property, or services actually received.
             (2) To the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.
             Nothing in this Article ELEVENTH shall protect any Director or officer of the Corporation against any liability to the Corporation or its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
             No amendment, modification or repeal of this Article ELEVENTH shall adversely affect any right or protection of a Director or officer that exists at the time of such amendment, modification or repeal.

             IN WITNESS WHEREOF, TEMPLETON FUNDS, INC. has caused these Articles of Restatement to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles of Restatement are the act of the Corporation, that to the best of their knowledge, information and belief, the matters and facts set forth herein as to authorization and approval are true in all material respects and that this statement is made under the penalty of perjury.

                                             TEMPLETON FUNDS, INC.
[Corporate Seal]


                                           By: /s/ DANIEL CALABRIA
                                            Daniel Calabria
                                                    Vice President



ATTEST:



/s/ THOMAS M. MISTELE
Thomas M. Mistele
Secretary



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